SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

COMPASS ACQUISITION CORPORATION

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(Name of Registrant as Specified In Its Articles)

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COMPASS ACQUISITION CORPORATION

c/o Beijing Tsingda Century Investment Consultant of Education Co., Ltd.

Address: No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town,

Tongzhou District, Beijing, PR China

INFORMATION STATEMENT

We are not asking you for a proxy and you are

requested not to send us a proxy

Summary

This Information Statement is being furnished to the holders of outstanding Ordinary Shares, par value $0.000128 per share, and Preferred Shares, par value $0.000128 per share of Compass Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (the “Company”), as of June 6, 2010 (the "Record Date"), in connection with the following amendments to the Company's Memorandum and Articles of Association (together, the “Charter Amendments”):

1.

To change the name of the Company to Tsingda eEDU Corporation; and

2.

To effect a three-for-one (3 to 1) consolidation (reverse split) of the Company's issued and outstanding Ordinary Shares as of the Record Date and to increase the amount of the Company's  authorized Ordinary shares from thirty-nine million sixty-two thousand five hundred shares (39,062,500); to one hundred million (100,000,000) shares. Any fractional shares resulting from the consolidation will be rounded up to the nearest whole share.

YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The cost of this Information Statement will be borne by the Company.

This Information Statement is first being sent to shareholders on or about June [--], 2010.

Record Date

The Company’s Board of Directors, adopted, by unanimous written consent, resolutions (i) recommending the Charter Amendments , and (ii) calling an extraordinary general meeting to be held on July [  ], 2010 of the holders of Ordinary and Preferred Shares of the Company as of the close of business on June 6, 2010 (the “Record Date”).

Pursuant to the laws of the Cayman Islands, approval of the Charter Amendments requires the approval by two thirds of the shareholders who vote at a general meeting.  The

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Company’s Board of Directors has scheduled a general meeting, but is not soliciting proxies in connection with the meeting since a small group of the Company’s shareholders, holding approximately 88% of the voting rights of the Company, has indicated to the Company that it intends to vote for the Charter Amendments which will take effect upon making the necessary filings with the Cayman Islands Registrar of Companies.  Accordingly, the Company is not soliciting proxies in connection with the meeting and is providing this Information Statement for information purposes only.

Voting Securities

The voting securities of the Company as of the Record Date are its (i) Ordinary Shares, of which 9,982,749 were issued and outstanding and (ii) Preferred Shares, of which 244,022.78 were issued and outstanding.  All outstanding Ordinary Shares are entitled to one vote on each matter submitted for voting by the shareholders, and all outstanding Preferred Shares are entitled to one hundred votes per share on each matter submitted for voting by the shareholders.

Security ownership of certain beneficial owners

The following table sets forth, as of June 6, 2010, the number of Ordinary Shares and Preferred Shares owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of our outstanding Ordinary Shares or Preferred Shares however it gives effect to the proposed 3 for 1 consolidation of our outstanding Ordinary Shares held on the Record Date.

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	Number and			%
	Title of Shares	%	%	Total
Name and Address of	Beneficially	Ordinary	Preferred	Voting
Beneficial Owner	Owned(1)	Shares(2)	Shares(3)	Power(4)
Officers and Directors
Zhang Hui (5)	114,227 Preferred	*	46.810%	41.193%

Liu Juntao (5)	0	*	*	*

Kang Changmai (5)	0	*	*	*

Joseph Rozelle (6)	0	*	*	*

Karl Brenza (7)	183,017 Ordinary	5.5%	*	*

All officers and directors as a group	114,227 Preferred	5.5%	46.810%	41.193%
	183,017 Ordinary

5% or greater shareholders
Clifford Teller (7)	183,017 Ordinary	5.5%	*	*

Christopher Fiore (7)	183,017 Ordinary	5.5%	*	*

MJR Holdings, Inc. (7)	366,034 Ordinary	11.0%	*	*

Nautilus Global Business Partners (8)	260,417 Ordinary	7.8%	*	*

Eastbridge Investments Group (9)	2,079,583 Ordinary	62.5%	*	7.5%

Zhang Wei (10)	18,375 Preferred	0	7.5%	6.6%

Yu Sheng (11)	18,116 Preferred	0	7.4%	6.5%

Lin Huayu (12)	18,955 Preferred	0	7.8%	6.8%

Tsing Da Century Education	114,227 Preferred	0	41.193%	41.193%
Technology Co., Ltd. (5)

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* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has ownership of and voting power and investment power with respect to our Ordinary Shares or Preferred Shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	Based on 9,982,749 Ordinary Shares issued and outstanding as of the Record Date.

(3)

Based on 244,022.78 Preferred Shares issued and outstanding as of the Record Date. Each Preferred Share is convertible into 100 ordinary shares (subject to customary adjustments for stock splits, combinations, or equity dividends on Ordinary Shares). Holders of Preferred Shares vote with the holders of Ordinary Shares on all matters on an “as converted” basis.

(4)	Percentage of Total Capital Stock represents total ownership with respect to all shares of our Ordinary Shares and Preferred Shares, as a single class and on an “as converted” basis.

(5)

Mr. Zhang Hui may be deemed to be the beneficial owner of shares owned by Tsing Da Century Education Technology Co., Ltd.

Address of the person is:

Room1803, Building13, Court58,

Qingta West Road, Fengtai District,  Beijing,100071

(6)

Address of the person is:

c/o Nautilus Global Business Partners

700 Gemini, Suite 100

Houston, TX 77058

Joe Rozelle resigned as the Secretary of the Company on May 20, 2010, and his resignation as a director of the Company is effective on June21, 2010.

(7)	Address of the person is: c/o Maxim Group LLC 405 Lexington Ave New York, NY 10174 Karl Brenza resigned as the Chief Executive Officer and President of the Company on May 20, 2010.

(8)	Address of the person is: 8040 E. Morgan Trail Unit 18 Scottsdale, Arizona 85258

(9)	Address of the person is: Room1603,Unit15,Building3, Xinshijie Center Apartment, Chongwen Menwai,Beijing,100062

(10)	Address of the person is: 7C,Building1, Jinrong Jidi,No.8 Kefa Road, Nanshan District, Shenzhen, Guangdong, 518048

(11)	Address of the person is: No.620, Zhongshan West Road, Changning District, Shanghai,200051

(12)	Address of the person is: Room401, No.16, Yangtaishan Road, Siming District, Xiamen, Fujian, 361000

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PROPOSAL NO. 1

AMENDMENT TO MEMORANDUM AND ARTICLES TO CHANGE THE NAME OF THE CORPORATION

A small group of shareholders controlling approximately 88% of the voting rights of the Company has indicated to the Company that it intends to vote in favor of the amendment to the Company’s Articles to change the name of the Company from “Compass Acquisition Corporation” to “Tsingda eEDU Corporation”.  Accordingly, the Company is not seeking proxies from shareholders and is providing this notice for information purposes only.

Reasons for Amendment

On May 24, 2010, the Company and its then controlling shareholders entered into a share exchange agreement with Tsing Da Century Education Technology Co. Ltd., a British Virgin Islands business company (“Tsingda Technology”), whose business is providing educational services throughout China. Pursuant the share exchange agreement, all of the shareholders of Tsingda Technology exchanged their shares for a total of 244,022.78 Preferred Shares of Compass. Each Preferred Share has identical rights as 100 ordinary shares except that each Preferred Share is convertible to 100 ordinary shares. As a result of the share exchange Tsingda Technology become a wholly-owned subsidiary of the Company.

The corporate name change from Compass Acquisition Corporation to “Tsingda eEDU Corporation” would better reflect the Company’s business as a provider of educational services in China under the brand name “Tsingda.”

The forgoing amendment to the Company’s Memorandum and Articles of Association will be effective upon filing of the Charter Amendments with the Cayman Islands Registrar of Companies, which is expected to occur no sooner that 20 calendar days after the mailing hereof.

The Company has determined that a shareholder holding the necessary number of votes to approve the foregoing proposals will vote in favor of their adoption.  Accordingly, the Company is sending this Information Statement to you as a matter of regulatory compliance.  The Company is not seeking your proxy and you are requested not to send a proxy. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

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PROPOSAL NO. 2

AMENDMENT TO MEMORANDUM AND ARTICLES TO CONSOLIDATE AND INCREASE THE COMPANY’S SHARE CAPITAL

A small group of shareholders controlling approximately 88% of the voting rights of the Company has indicated to the Company that it intends to vote in favor of a three-for-one (3 to 1) consolidation of the Company's issued and outstanding Ordinary Shares as of the Record Date and to increase the amount of the Company's authorized Ordinary shares from thirty-nine million sixty-two thousand five hundred shares (39,062,500); to one hundred million (100,000,000) shares. Accordingly, the Company is not seeking proxies from shareholders and is providing this notice for information purposes only.

Reasons for Amendments

The Company’s Board of Directors believes that the proposed amendments to the Company’s share capital will allow the Company’s existing Preferred Shareholders to convert into Ordinary Shares of the Company and make the Company’s share capital structure more attractive to prospective business venture partners.  The conversion of the Preferred Shares would simplify the Company’s capital structure and the Board of Directors believes that increasing the Company’s share capital will provide the Company with greater flexibility to pursue acquisition candidates, fundraising opportunities or actions to enhance shareholder value.  The Board of Directors believes that the consolidation and increase in the Company’s share capital will provide sufficient shares, without additional expense or delay, for investments or acquisitions by the Company, share sales, grants or awards under future management incentive and employee benefit plans and programs, share splits or share dividends and other general corporate purposes.

Although it is generally expected that a share consolidation will result in a proportionate increase in the market price of the split shares, because there is no trading in our shares, we do not expect a change in the market price of our Ordinary Shares.

As result of the consolidation and increase in share capital, the par value of the Company’s Ordinary Shares will change from US$0.000128 per share to US$0.000384 per share and the Company’s total number of authorized Ordinary Shares will be increased to 100,000,000 Ordinary Shares.

As of June 6, 2010, there were 9,982,749 Ordinary Shares outstanding and 244,022.78 Preferred Shares outstanding. Following the 3 for 1 share consolidation, 3,327,583 Ordinary Shares would be issued and outstanding.

Ordinary Shares

Each additional Ordinary Share authorized by the Amendment to the Company's Articles will have the same rights and privileges as each such share currently authorized or outstanding.

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Holders of Ordinary Shares are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders.  Holders of Ordinary Shares do not have cumulative voting rights.  Holders of Ordinary Shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up of the Company, the holders of Ordinary Shares are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Holders of Ordinary Shares have no preemptive rights to purchase Ordinary Shares.  There are no conversion or redemption rights or sinking fund provisions with respect to the Ordinary Shares.

Authorized but unissued Ordinary Shares may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s shareholders, except as otherwise required by applicable law.

Preferred Shares

Holders of the outstanding Preferred Shares are entitled to one hundred votes for each Preferred Share on all matters to be voted on by the shareholders.  Holders of each Preferred Share have identical rights to one hundred ordinary shares in all other respects, except that each Preferred Share will convert into one hundred Ordinary Shares upon the increase of the Company’s total number of authorized Ordinary Shares as provided in the Charter Amendments, and further the Ordinary Shares to be received upon conversion will not be subject to the 3 for 1 consolidation contained in the Charter Amendments.

The designations, rights and preferences of the Company’s Preferred Shares shall be determined from time to time by the Company’s Board of Directors.

The forgoing amendments to the Company’s Memorandum and Articles of Association will be effective upon filing of the Memorandum and Articles of Association Charter Amendments  with the Cayman Islands Registrar of Companies, which is expected to occur no sooner that 20 calendar days after the mailing hereof.

The Company has determined that a shareholder holding the necessary number of votes to approve the foregoing proposals will vote in favor of their adoption.  Accordingly, the Company is sending this Information Statement to you as a matter of regulatory compliance.  The Company is not seeking your proxy and you are requested not to send a proxy. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

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